Exhibit 99.1

News Release
Corporate Headquarters
P.O. Box 269
San Antonio, TX 78291-0269
Phone: (210) 829-9000
Fax: (210) 829-9403

www.harte-hanks.com

FOR IMMEDIATE RELEASE	Media & Financial Contact: Dean Blythe
January 31, 2006	(210) 829-9138
dblythe@harte-hanks.com

HARTE-HANKS REPORTS FOURTH QUARTER AND FULL YEAR

RESULTS: FULL YEAR 2005 RESULTS - REVENUE UP 10%; OPERATING

INCOME UP 15%; EPS UP 20%

Note: Harte-Hanks will hold a fourth quarter earnings conference call on January 31, 2006 at 10AM CST. The number is 800-988-9498 domestic or 210-234-0005 international, passcode 121693. The conference call will also be audio webcast. To access, please go to http://e-meetings.mci.com, conference number 1017893, passcode 121693. There will be an audio replay available shortly after the call through February 10, 2006. To access, please call 888-567-0415 or visit www.harte-hanks.com/earnings_audio/audio_stream.html. Pass code for the replay is 121693.

SAN ANTONIO, TX — Harte-Hanks, Inc. (NYSE: HHS) today reported fourth quarter and full year 2005 financial results. Fourth quarter diluted earnings per share were $0.38 on revenues of $301.0 million. These results compare to diluted earnings per share of $0.32 on $277.5 million in revenue for the fourth quarter of 2004.

The following table presents financial highlights of the company’s operations for the fourth quarter of 2005. Full financial results are attached.

RESULTS FROM OPERATIONS

(In thousands, except per share amounts)	Three Months Ended December 31,
	2005	2004	% Change
Operating revenues	$300,955	$277,491	8.5%
Operating income	51,269	47,333	8.3%
Net income	31,433	27,580	14.0%
Diluted earnings per share	0.38	0.32	18.8%
Diluted shares (weighted average common and common equivalent shares outstanding)	83,456	86,973	-4.0%

For the year, diluted earnings per share were $1.34, on revenues of $1.13 billion. These 2005 results compare to diluted earnings per share of $1.11, on revenues of $1.03 billion in 2004.

The following table presents financial highlights of the company’s operations for 2005. Full financial results are attached.

RESULTS FROM OPERATIONS

(In thousands, except per share amounts)	Twelve Months Ended December 31,
	2005	2004	% Change
Operating revenues	$1,134,993	$1,030,461	10.1%
Operating income	190,013	165,295	15.0%
Net income	114,458	97,568	17.3%
Diluted earnings per share	1.34	1.11	20.7%
Diluted shares (weighted average common and common equivalent shares outstanding)	85,406	87,806	-2.7%

In the discussion below the company intends to provide investors a better understanding of the operating results and underlying trends to measure past and future performance and liquidity. Harte-Hanks evaluates operating performance based on several measures, including the non-GAAP measure of free cash flow, defined as net income plus depreciation and amortization less capital expenditures, as Harte-Hanks believes this is an important measure of the operational strength of its business. Since free cash flow is not a measure calculated in accordance with GAAP, it should not be considered as a substitute for net income as an indicator of operating performance.

Commenting on the fourth quarter 2005 performance, Chief Executive Officer Richard Hochhauser said “We had a solid finish to a very positive year for Harte-Hanks, a year that beat our expectations.”

“Direct marketing showed strong operating leverage performance in the fourth quarter, with operating income up 8.7% over the prior year on 4.4% revenue growth - with these comparisons being against a standout 4th Quarter 2004 - resulting in a 17.2% operating income margin. Our healthcare/pharma vertical market had very strong growth in the quarter, and our select markets vertical also had double digit revenue growth. Retail had mid-single digit growth against a very strong quarter in 2004, while financial services was down mid-single digits and high tech/telecom, as we discussed in connection with our third quarter earnings release, was down about 10%.”

“Shoppers also turned in another solid performance and grew revenue in the fourth quarter over the prior year by 15.9% and operating income by 3.4%. Both revenue and operating income growth rates were positively impacted by the Tampa Flyer acquisition, with this acquisition also contributing to the operating income margin decline. Absent the impact of the Tampa acquisition, revenue growth for the quarter would have been within the 6% to 8% revenue growth range we have targeted for our shopper business. Additionally, shopper results were negatively impacted in the fourth quarter by Hurricane Wilma, which resulted in the loss of one week’s publication and the delay of another week’s publication in our Miami shopper, as well as expense associated with property damage to our facility.”

Commenting on full year 2005 performance, Hochhauser said, “2005 was a very good year from the perspective of virtually any measurement – revenues grew 10%, operating income grew 15%, and earnings per share grew 20%, with these comparisons against what was also a standout year in 2004. Our people’s continuing hard work and dedication delivered these results. Our business continues to be a strong generator of cash with $117.6 million of free cash flow in 2005, up from $91.2 million in 2004. We measure free cash flow as net income plus depreciation and amortization less capital expenditures.”

“Direct marketing delivered another strong year in 2005, with solid revenue growth of 8.3% and very strong leverage resulting in operating income growth of 19.0%. Our focus over the last two years has been on the profitability of our direct marketing revenue, and in 2005 our operating income margins improved 140 basis points, our second consecutive year of improving operating income margins by over 100 basis points year-over-year.”

“Shoppers had another strong year. Revenue grew 13.2%, and operating income grew 9.8%. Both revenue and operating income growth rates were positively impacted by the Tampa Flyer acquisition, with half of the revenue growth in 2005 attributable to this acquisition. Absent the impact of the Tampa acquisition, 2005 operating income margins in 2005 would have been flat to 2004.”

Concluding, Hochhauser said, “2005 was a very successful year. Our people delivered strong operating performance. Earnings per share grew over 20%, our best growth in several years. We feel good about the businesses we are in, and where these businesses are positioned. In 2006 we will begin expensing stock options and other equity compensation, which we estimate will impact EPS by six to seven cents per share. Looking at 2005 and 2006 on a comparable option expense basis, and taking into account what we know today about the upcoming year, our goal is to deliver good EPS growth in 2006 in the high single digit or better range.”

Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding management’s expectations with respect to the company’s future revenues, earnings per share, operating income and expense related to equity compensation. These and all other forward-looking statements in this press release are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected or implied in such forward-looking statements. Such factors include, without limitation, overall economic and business conditions, the demand for the company’s services by its clients and prospective clients (including the willingness and ability of the company’s clients to maintain or expand their spending), the financial condition of its clients, economic and other business factors that impact the industries that the company serves, the timing and ability of the company to manage the level of personnel and capacity in the future, competitive factors in the company’s markets, concern over consumer privacy issues, which may lead to enactment of legislation restricting or prohibiting the collection and use of information that is currently legally available, fluctuations in paper prices and postal rates, the number of options and other forms of equity the company may issue to its employees, the number of shares the company repurchases in connection with its repurchase program, and general or regional economic conditions, among other factors. A further list and description of some of the risks and uncertainties potentially impacting the company’s business and future performance can be found in the company’s filings with the Securities and Exchange Commission.

Highlights of the fourth quarter included:

•	Harte-Hanks won a contract with a Fortune 100 global technology firm to assume responsibility for targeting appropriate prospects and customers for the client’s business-to-business global marketing campaigns. This responsibility is for North America, South America, Asia-Pacific, and Europe.

•	Recently Harte-Hanks received validation in four independent analyst reports that its e-mail, database and data quality solutions have improved markedly from previous analyses.

•	Regarding e-mail, Forrester Research named Harte-Hanks Postfuture a market “leader” for the first time and rated Postfuture the highest among evaluated vendors for its management team; Jupiter Research categorized Harte-Hanks Postfuture as “high” for market suitability and overall business value among high-volume, newsletter-oriented e-mail service providers.

•	In the database area, Harte-Hanks received a “strong performer” ranking from Forrester, was one of only a few database service providers that moved upward on Forrester’s Wave ranking since its previous analysis in 2003, and was cited “best in class from an industry perspective”.

•	Trillium Software was again cited by Forrester as a market “leader”, was rated highest among evaluated vendors for data cleansing, product strategy and installed base, and was among the top two providers in the areas of data profiling, services, technology partners and cost.

•	Harte-Hanks announced plans to open a marketing operations center in Manila, the Philippines, that will provide contact center, data entry, mail tracking and data management services supporting primarily North American and other English-speaking markets. Initially, it is expected that there will be 475 customer service agents in Manila — and a capacity of up to 700 workstations. Specifically, Harte-Hanks will provide technical and product support for client engagements, and will conduct various back-office functions for clients.

•	One of the world’s leading manufacturers of agricultural, industrial and construction equipment signed a renewal agreement to implement Harte-Hanks e.Vantage system for an enterprise-wide customer marketing and sales database.

•	Harte-Hanks signed a number of renewals and expansions in the fourth quarter with large multi-national hi-tech/telecom companies for its CI Technology Database. The CI Technology Database is one of the largest and most in-depth business technology databases in the world. Hundreds of firms in the hi-tech/telecom industry use the CI Technology Database to better understand their existing clients, protect their existing business from competitive encroachment, analyze current market share, and guide planning of new products and sales channels.

•	Harte-Hanks released the Allink® Lead Accelerator, a global lead optimization solution that is designed to improve lead productivity and value and to facilitate the lead-to-sale conversion process.

•	Forbes rated Harte-Hanks as one of the best big companies in America.

•	Jason Cavo has been promoted within Harte-Hanks to the position of managing director, direct marketing. He is charged with management of the Manila operation. Jason has been a Harte-Hanks employee since 2000, serving as a senior account manager for technical markets working in the company’s Austin, TX, office. He has a decade of experience in outsourcing management, and holds a Bachelor of Science degree in commerce from Niagara University.

•	Harte-Hanks Direct Marketing named Mike Ortegon as its new managing director for direct marketing, Australia. David Blythe, who previously held this managing director position, has been named senior vice president, business development, Asia-Pacific.

Corporate:

•	Harte-Hanks paid a regular cash dividend of 5.0 cents per share in every quarter of 2005. On January 26, the company announced a 20% increase in the quarterly dividend to 6.0 cents per share effective with the dividend payable March 15, 2006 to shareholders of record on March 1, which is the eleventh dividend increase since the company went public in 1993 for the second time.

•	Harte-Hanks purchased 1.5 million shares of its common stock in the fourth quarter bringing the year-to-date repurchase total to 4.3 million shares. There are approximately 6.4 million shares remaining from repurchase authorizations at December 31, 2005. Since January 1997 the company has acquired approximately 43.5 million shares (split adjusted) under its repurchase program.

Harte-Hanks, Inc., San Antonio, TX, is a worldwide, direct and targeted marketing company that provides direct marketing services and shopper advertising opportunities to a wide range of local,

regional, national and international consumer and business-to-business marketers. Harte-Hanks Direct Marketing improves the return on its clients’ marketing investment with a range of services organized around five solution points: Construct and update the database — Access the data — Analyze the data — Apply the knowledge — Execute the programs. Experts at each element within this process, Harte-Hanks Direct Marketing is highly skilled at tailoring solutions for each of the vertical markets it serves. Harte-Hanks Shoppers is North America’s largest owner, operator and distributor of shopper publications, with shoppers that are zoned into more than 1,000 separate editions with circulation in excess of 12 million in California and Florida each week.

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For more information, contact: Chief Financial Officer Dean Blythe (210) 829-9138 or e-mail at dblythe@harte-hanks.com.

This release and other information about Harte-Hanks can be found on the World Wide Web at http://www.harte-hanks.com

Harte-Hanks, Inc.

Consolidated Statements of Operations (Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
In thousands, except per share data	2005	2004	2005	2004
Operating revenues	$300,955	$277,491	$1,134,993	$1,030,461
Operating expenses:
Labor	105,829	103,242	418,056	394,417
Production and distribution	113,577	100,051	407,512	361,298
Advertising, selling, general and administrative	22,193	19,611	88,067	80,682
Depreciation and amortization	8,087	7,254	31,345	28,769

	249,686	230,158	944,980	865,166

Operating income	51,269	47,333	190,013	165,295

Other expenses (income):
Interest expense	695	349	1,957	1,020
Interest income	(39)	(19)	(197)	(341)
Other, net	557	720	1,774	1,648

	1,213	1,050	3,534	2,327

Income before income taxes	50,056	46,283	186,479	162,968
Income tax expense	18,623	18,703	72,021	65,400

Net income	$31,433	$27,580	$114,458	$97,568

Basic earnings per common share	$0.38	$0.32	$1.37	$1.13

Weighted-average common shares outstanding	81,987	85,276	83,734	86,169

Diluted earnings per common share	$0.38	$0.32	$1.34	$1.11

Weighted-average common and common equivalent shares outstanding	83,456	86,973	85,406	87,806

Harte-Hanks, Inc.

Business Segment Information (Unaudited)

	Three months ended December 31,			Twelve months ended December 31,
In thousands	2005	2004	% Change	2005	2004	% Change
OPERATING REVENUES:
Direct Marketing	$187,290	$179,410	4.4%	$694,558	$641,214	8.3%
Shoppers	113,665	98,081	15.9%	440,435	389,247	13.2%

Total operating revenues	$300,955	$277,491	8.5%	$1,134,993	$1,030,461	10.1%

OPERATING INCOME:
Direct Marketing	$32,205	$29,639	8.7%	$108,095	$90,856	19.0%
Shoppers	21,762	21,056	3.4%	94,231	85,857	9.8%
General corporate expense	(2,698)	(3,362)	19.8%	(12,313)	(11,418)	-7.8%

Total operating income	$51,269	$47,333	8.3%	$190,013	$165,295	15.0%

DEPRECIATION AND AMORTIZATION
Direct Marketing	$6,127	$5,871	4.4%	$24,341	$23,118	5.3%
Shoppers	1,954	1,376	42.0%	6,981	5,621	24.2%
General corporate expense	6	7	-14.3%	23	30	-23.3%

Total depreciation and amortization	$8,087	$7,254	11.5%	$31,345	$28,769	9.0%

Reconciliation of Net Income to Free Cash Flow

	Three months ended December 31,			Twelve months ended December 31,
In thousands	2005	2004		2005	2004
Net Income	$31,433	$27,580		$114,458	$97,568
Add: depreciation and amortization	8,087	7,254		31,345	28,769
Less: capital expenditures	5,887	13,031		28,215	35,146

Free cash flow	$33,633	$21,803		$117,588	$91,191

Harte-Hanks, Inc.

Consolidated Balance Sheets (in thousands, except share amounts)

	(Unaudited) December 31, 2005	December 31, 2004
Assets
Current Assets
Cash and cash equivalents	$24,561	$38,807
Accounts receivable, net	184,537	168,755
Inventory	7,947	6,086
Prepaid expenses	14,783	16,664
Current deferred income tax asset	14,158	13,812
Other current assets	7,718	6,373

Total current assets	253,704	250,497
Property, plant and equipment, net	112,911	113,770
Goodwill, net	502,750	458,171
Other intangible assets, net	16,669	2,067
Other assets	3,629	3,848

Total assets	$889,663	$828,353

Liabilities and Stockholders’ Equity
Current liabilities
Current maturities of long-term debt	$—	$10,000
Accounts payable	62,978	55,632
Accrued payroll and related expenses	35,735	36,539
Customer deposits and unearned revenue	54,143	53,707
Income taxes payable	12,710	17,239
Other current liabilities	9,781	9,075

Total current liabilities	175,347	182,192
Long-term debt	62,000	—
Other long-term liabilities	90,970	74,362

Total liabilities	328,317	256,554

Stockholders’ equity
Common stock, $1 par value, authorized: 250,000,000 shares Issued at December 31, 2005: 115,453,416 shares; at December 31, 2004: 114,505,329 shares;	115,453	114,505
Additional paid-in-capital	269,865	253,515
Accumulated other comprehensive loss	(21,982)	(15,192)
Retained Earnings	980,505	882,750
Less treasury stock, December 31, 2005: 33,965,335 shares at cost; December 31, 2004: 29,524,064 shares at cost;	(782,495)	(663,779)

Total stockholders’ equity	561,346	571,799

Total liabilities and stockholders’ equity	$889,663	$828,353